NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------
                                  May 23, 2002

                           MERIT MEDICAL SYSTEMS, INC.

                                  [MERIT LOGO]

         You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the "Company"), which will be held on Thursday, May 23, 2002, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah (the "Annual Meeting"), for the following purposes:

(1) To elect two directors of the Company, each to serve for a term of three years or until their respective successors have been duly elected and qualified;

(2) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as independent auditor of the Company for the fiscal year ending December 31, 2002, and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on April 18, 2002, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                       By Order of the Board of Directors,



                       /s/KENT W. STANGER, C.P.A.
                       --------------------------
                          KENT W. STANGER
April 24, 2002            Chief Financial Officer, Secretary and Treasurer



                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                           MERIT MEDICAL SYSTEMS, INC.

                             1600 West Merit Parkway
                            South Jordan, Utah 84095

                        ---------------------------------

                                 PROXY STATEMENT

                        ---------------------------------


                         Annual Meeting of Shareholders

                                     May 23,

                                      2002

                               ------------------


                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 23, 2002, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 25, 2002.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

         The Board of Directors has fixed the close of business on April 18, 2002, as the Record Date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 13,523,977 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the two director nominees for their respective terms; FOR the ratification of the appointment of Deloitte & Touche to be the Company's independent auditor for the fiscal year ending December 31, 2002; and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

         A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of a proposal exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not generally have the effect of being considered as votes cast against any matter considered at the Annual Meeting. In the election of directors, the two nominees receiving the highest number of votes will be elected.

                     PROPOSAL NO. 1  ELECTION OF DIRECTORS

           At the Annual Meeting, two Directors of the Company are to be elected to serve for a term of three years or until their successors shall be duly elected and qualified. Each of the nominees for Director, identified below, is currently a Director of the Company. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

         Certain information with respect to each Director nominee is set forth below.

         Rex C. Bean, 71, has been a director of the Company since 1988. Mr. Bean retired from the U.S. Air Force in 1987 and is principally engaged in the management of private investments. Mr. Bean is nominated to serve a three-year term.

         Richard W. Edelman, 61, has been a director of the Company since 1988. He is the managing director and Dallas branch manager of Sanders Morris Harris, a stock brokerage firm. Mr. Edelman also serves as a director for Vertical
Health Solutions, Inc., in Florida. From 1998 to 2000, he was a senior vice president of Southwest Securities, Inc., a stock brokerage firm located in Dallas, Texas. From 1996 to 1998, he was managing director of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc., as senior vice president. Prior to joining Southwest Securities, Inc., in 1987, Mr. Edelman was a securities analyst and vice president for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained an MBA degree from Columbia University, New York City, in 1966. Mr. Edelman is nominated to serve a three-year term.

The Board of Directors recommends that shareholders vote for each of the foregoing nominees.

Directors Whose Terms of Office Continue

         Fred P. Lampropoulos, 52, has been chairman of the board, president and chief executive officer of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was chairman of the board and president of Utah Medical Products, Inc. ("Utah Medical"), a medical device company. Mr. Lampropoulos' term as a director expires in 2003.

         Kent W. Stanger, C.P.A. 47, has been chief financial officer, secretary, treasurer and a director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc. Mr. Stanger is a certified public accountant. Mr. Stanger's term as a director expires in 2003.

         James J. Ellis, 68, has been a director of the Company since November, 1995. He has been managing partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. He also serves as a director of Jack Henry & Associates, a publicly traded company engaged in the sales and service of software for the banking industry. Mr. Ellis' term as a director expires in 2004.
                                       3

         Michael E. Stillabower, M.D., 58, has been a director of the Company since March 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware, since 1980. He is president of Cardiology consultants, P.A. in Wilmington. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Research, Christiana Hospital. From 1988 to 1999, he was chief of cardiology at the Medical Center of Delaware, where he had held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988. In May 1995, he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an Elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower's term as a director expires in 2004.

Committees, Meetings and Reports

         The Board of Directors has a standing Audit Committee and an Executive Compensation Committee. The members of the Audit Committee are Rex C. Bean (Chairman), James J. Ellis and Richard W. Edelman. The members of the Executive Compensation Committee are James J. Ellis (Chairman), Rex C. Bean and Richard W. Edelman. The Company has no nominating committee.

         The Executive Compensation Committee met three times during the 2001 year. The Executive Compensation Committee has oversight responsibility for all executive compensation and benefit programs of the Company. The Executive Compensation Committee reviews and approves all executive compensation and benefit plans.

         The Audit Committee met once during the 2001 year to review the audited financials of the Company for the year ended December 31, 2000.

         During the fiscal year ended December 31, 2001, there were 14 meetings held by the Board of Directors. No Director attended fewer than 75 percent of the total number of meetings of the Board and of any committee on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other securities which are derivative of the Common Stock. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all
Section 16(a) reports required to be filed by the Company's officers and directors were properly filed.

Director Compensation

         Directors who are not employees of the Company receive an annual retainer of $7,500 and a director's fee of $1,200 per meeting attended in person and $250 for telephonic Board meetings. All directors also are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

                               EXECUTIVE OFFICERS

         In addition to Messrs. Lampropoulos and Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the
Company:

         B. Leigh Weintraub, 52, was appointed Chief Operating Officer in February 1997, from her previous position as vice president of operations were she served since April 1995. She was director and vice president of regulatory affairs and quality assurance of the Company from August 1993 to 1995. From 1992 to August 1993, she was director of regulatory affairs and clinical programs for Endomedix, a medical device company based in Irvine, California. From 1988 to 1992, Ms. Weintraub was employed by Baxter Healthcare Corporation as manager of quality strategies and quality engineering and as project engineer, quality engineering. Ms. Weintraub completed an executive MBA program at Pepperdine University in April 1993.

         Brian L. Ferrand, 47, has been vice president of sales of the Company since June 1993. He was director of sales of the Company from May 1992 to May 1993, and was national sales manager of the Company from December 1991 to April 1992. From 1987 to December 1991, Mr. Ferrand was employed by Medical Marketing Associates and held positions as medical products sales representative, sales manager, and vice president of marketing and sales.

 Compensation of Executive Officers

         The compensation of Fred P. Lampropoulos, the Company's chief executive officer, and the Company's other four most highly compensated executive officers who were paid at least $100,000 (the "Named Executive Officers") during the fiscal year ended December 31, 2001, is shown on the following pages in three tables and discussed in a report from the Executive Compensation Committee of the Board of Directors.


                                             SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------

                                                                                       Long Term
                                                                                      Compensation
----------------------------------------------------------------------------------------------------------------------------
                                                        Annual Compensation              Awards
----------------------------------------------------------------------------------------------------------------------------
                                                Fiscal                                  Options/             All Other
              Name and Position                  Year          Salary        Bonus       SARs (#)           Compensation
----------------------------------------------------------------------------------------------------------------------------
Fred P. Lampropoulos                              2001       $305,000      $180,000    128,125 (3)(4)            33,021 (1)(2)
  Chairman of the Board,                          2000        305,000        25,450     74,219 (3)               22,843 (1)(2)
    Chief Executive Officer and President         1999        305,000        25,685     42,969 (3)               23,437 (1)
----------------------------------------------------------------------------------------------------------------------------
Brian L. Ferrand                                  2001        250,000       100,000     42,188 (3)(4)            13,584 (1)(2)
  Vice President of Sales                         2000        200,000        40,377     23,438 (3)               15,522 (1)(2)
                                                  1999        200,000        50,000     15,625 (3)                6,606 (1)(2)
----------------------------------------------------------------------------------------------------------------------------
Kent W. Stanger, C.P.A.                           2001        200,000        61,500     71,875 (3)(4)             4,047 (2)
  Chief Financial Officer,                        2000        200,000        10,000     42,969 (3)               12,361 (1)(2)
    Secretary, Treasurer and Director             1999        185,577             0     41,016 (3)               13,317 (1)(2)
----------------------------------------------------------------------------------------------------------------------------
B. Leigh Weintraub                                2001        200,000        51,500     56,250 (3)(4)             3,955  (2)
 Chief  Operating Officer                         2000        200,000        18,667     31,250 (3)                 2,700 (2)
                                                  1999        185,577           500     29,297 (3)                 5,149 (1)(2)
---------------------------

(1)      Includes accured vacation paid with cash in lieu of benefit.

(2) Amounts shown reflect contributions made by the Company for the benefit of the Named Executive Officers under the formula plan provision of the Company's 401(k) Profit Sharing Plan.

(3) All option amounts adjusted to reflect two 5-for-4 stock splits effective August 28, 2001 and April 12, 2002.

(4)      2001 options include the grant for 2002 granted on December 8, 2001.

Option Grants in Last Fiscal Year

         The following table sets forth individual grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2001. As of December 31, 2001, the Company had not granted any stock appreciation rights. The exercise price of all options granted during the year ended December 31, 2001 was not less than the market price of the Company's common stock as of the date of grant.


  -------------------------------------------------------------------------------------------------------------------

                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                                                         Stock Price Appreciation for
                                                                                               Option Term
                                                                                          ----------------------------
                                                  Percent of
                                                 Total Options
              Name                   Options       Granted to      Exercise
                                     Granted      Employees in      Price      Expiration
                                       (1)         Fiscal Year       (1)         Date
                                                                                                   5%           10%
  --------------------------------------------------------------------------------------------------------------------
Fred P. Lampropoulos . . . . . . .  62,500(2)         4.1%           3.68        02/12/11        $144,646      366,561
                                    15,625            1.1%           5.06        05/23/11          49,683      125,906
                                    50,000(2)         3.6%          13.53        12/08/11         425,384    1,078,007

Brian L. Ferrand . . . . . . . . .  23,438(2)         1.7%           3.68        02/12/11          54,242      137,460
                                    18,750(2)         1.3%          13.53        12/08/11         159,519      404,253
404,253

Kent W. Stanger, C.P.A. . . . . .   31,250(2)         2.2%           3.68        02/12/11          72,323      183,280
                                    15,625            1.1%           5.06        05/23/11          49,683      125,906
                                    25,000(2          1.8%          13.53        12/08/11         212,692      539,004

B. Leigh Weintraub . . . . . . .    31,250(2)         2.2%           3.68        02/12/11          72,323      183,280
                                    25,000(2)         1.8%          13.53        12/08/11         212,692      539,004

  (1) All option grants and exercise prices adjusted to reflect two 5-for-4 stock splits effective August 28, 2001 and April 12, 2002.

  (2) Requires a five-year vesting period, with 20% vesting each anniversary of the date grant.

---------------------------

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

         The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended December 31, 2001, upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on December 31, 2001, and the aggregate value of such options held by the Named Executive Officers:


  ----------------------------------------------------------------------------------------------------------------------

                                                               Number of Unexercised          Value of Unexercised
                                                                    Options at                In"the"Money Options
                                                               December 31, 2001 (1)        at December 31, 2001 (2)
                                 Number of
                                  Shares
                                 Acquired        Value
                                    on        Realized on
             Name                Exercise      Exercise
                                    (1)

                                                           Exercisable    Unexercisable   Exercisable   Unexercisable
  ----------------------------------------------------------------------------------------------------------------------

  Fred P. Lampropoulos.......     136,719     $1,025,175      225,781        218,750       $2,559,413       $1,929,100

  Brian L. Ferrand . . . . .       79,687        442,982       12,500         51,563          130,300          396,150
  ----------------------------------------------------------------------------------------------------------------------
  Kent W. Stanger, C.P.A.....      11,719         82,695       109,375        73,830         1,227,384         581,005
  --------------------------------------------------------------------------------------------------------------------
  B. Leigh Weintraub.........      83,438        501,971        7,970         73,830           96,150          581,005

   (1) All options amounts and prices adjusted to reflect two 5-for-4 stock splits effective August 28, 2001 and April 12, 2002.

   (2) Reflects the difference between the exercise price of the Options granted and the value of the Common Stock on December 31, 2001. The closing sale price of the Common Stock on December 31, 2001 as reported by NASDAQ was $14.94 per share.

Certain Relationships and Related Transactions

           During 1998, the Company loaned to Fred P. Lampropoulos, Chairman of the Board, President, and Chief Executive Officer, for personal reasons, the sum of $225,000 payable in five annual installments with interest at the Company's blended borrowing rate. The note evidenced the loan and a related pledge agreement that provided for collateral in the form of 62,950 shares of Common Stock. In 1999, the Executive Compensation Committee of Merit Medical extended the due date of the principal payments for a period of one year. In July of 2000, the first installment was paid by the surrender of shares of the Company's stock, owned by Mr. Lampropoulos. In August 2001, Mr. Lampropoulos paid the entire balance by surrender of shares of the Company's stock. For purposes of crediting Mr. Lampropoulos' note the shares surrendered were valued at the closing price of the Company's common stock as of the date of surrender, as reported by NASDAQ.

  Change of Control Employment Agreements

           In March 1998, the Board of Directors of the Company approved Change of Control Employment Agreements (the "Employment Agreements") for each of the Named Executive Officers. These Employment Agreements provide certain benefits in the event of a change of control of the Company, as well as payments and benefits in the event of termination of employment under certain circumstances.

           The Employment Agreements provide for the continued employment of the Named Executive Officers for two years following a change of control (three years in the case of Mr. Lampropoulos) (the "Employment Period") in essentially the position held prior to the change of control and at an annual base salary and average annual bonus based on the salary paid during the last fiscal year and the average of the bonuses paid during the three fiscal years prior to the change of control. In addition, during the Employment Period, the Named Executive Officers are entitled to participate in all retirement plans, benefit plans and other employee benefits in effect prior to the change of control or, if more favorable, in those benefit programs provided to employees after the change of control.

           Upon termination of employment by the Company following a change of control, other than for death, disability or cause, or if the Named Executive Officer terminates employment for good reason, the Named Executive Officer is entitled to receive the sum of (i) his or her base salary and bonus through the date of termination (ii) any accrued or deferred compensation or benefits, (iii) an amount equal to the Named Executive Officer's annual base salary and average annual bonus multiplied by the number of whole or fractional years remaining in the Employment Period, and (iv) continued coverage during the remainder of the Employment Period under the Company's benefit plans, programs, practices or policies. The Employment Agreements provide that the Named Executive Officers may voluntarily terminate employment during a 30-day window period following the first 12 months of the Employment Period and that such a termination will be deemed for good reason. If termination of the Employment of a Named Executive Officer occurs which is not related to a change of control and is for other than death, disability or cause, the Named Executive Officer is entitled to receive the sum of (i) and (ii) above, plus a sum equal to his or her annual base compensation and average bonus (based on the base salary paid during the last fiscal year and bonuses paid during the last three fiscal years).

           If termination of employment of a Named Executive Officer occurs by reason of death or disability, he or she shall be entitled to payment of base salary and bonus through the date of termination, any deferred or accrued benefits, and such other death or disability benefits equal to the most favorable benefits provided by the Company to other employees and their families. If the Named Executive Officer is terminated for cause during the Employment Period, the Company shall be obligated to pay to the Named Executive Officer his or her annual base salary through the date of termination, the amount of any compensation previously deferred, and any other benefits due through the date of termination, in each case to the extent not previously paid.

Report of the Executive Compensation Committee

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Executive Compensation Committee report of the Audit Committee and the Performance Graph set forth on page 8 hereof shall not be deemed to be incorporated by reference into any such filings.

General. The Company's executive compensation program is administered by the Executive Compensation Committee, which is responsible for establishing the policies and amounts of compensation for the Company's executive officers. The Executive Compensation Committee, composed of three independent directors, has oversight responsibility for executive compensation and the executive benefit programs of the Company.

  Executive Compensation Principles. The Company's executive compensation program is designed to align executive compensation with the values, objectives and performance of the Company. The executive compensation program is designed to achieve the following objectives:

 o Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

 o Reward executive officers for long-term strategic management and the enhancement of shareholder value.

 o Promote a performance-oriented environment that encourages Company and individual achievement.

           Executive Compensation Program. The Company's executive compensation program consists of both cash and equity-based compensation. The components of the Company's executive compensation program and the policies which govern their implementation are outlined briefly below.

           Cash Compensation. The Company's cash compensation policy is designed to provide competitive levels of compensation to attract and retain qualified individuals and to reward individual initiative and achievement. The Company's existing executive compensation program is a base compensation plan with a bonus compensation element.

           The salary for Fred P. Lampropoulos, President and Chief Executive Officer, is based generally upon comparisons with levels of compensation paid to chief executive officers of other comparably sized medical device manufacturers. The overall performance of the Company and the Company's progress toward achieving specific objectives are also important factors in setting compensation for Mr. Lampropoulos.

           Cash  compensation  for  executive  officers  other  than  the  Chief
Executive Officer is based generally upon comparisons with comparably sized medical device manufacturers and is targeted at the mid-range of the salary levels of those manufacturers. Compensation of executive officers is based, in part, upon their respective responsibilities as compared to similar positions in comparable companies. The Executive Compensation Committee also considers individual merit and the Company's performance. It is the practice of the Committee to solicit and review recommendations of the Chief Executive Officer when determining salary levels for executive officers other than the Chief Executive Officer.

           On February 10, 2001, the Compensation Committee created a new incentive bonus program. Under the direction of the Chief Executive Officer, the Company achieved or exceeded the highest level in each of the following eight categories (total revenues, new product revenues, gross margin, net income, inventory reduction, inventory turns, sales per employee and stock price
compared  to  Russell  2000  Stock  Index)  for  the  2001  year;   thereby  Mr.
Lampropoulos qualified for the maximum bonus of $180,000. For 2002 Mr. Lampropoulos will be entitled to receive base incentive compensation of $150,000. Such incentive compensation will be based upon the Company achieving each of eight goals. The Company will pay Mr. Lampropoulos a percentage of the $150,000 base incentive compensation for each goal achieved. If 100% of the goal is not achieved, no portion of the base compensation will be paid for that category. The total cap on incentive compensation which Mr. Lampropoulos will be eligible to receive for the 2002 fiscal year is $180,000 provided that Mr. Lampropoulos achieves 120% or better of all goal targets for each of the eight categories.

           Equity-Based Compensation. The Company has adopted various stock-based compensation plans that are designed to promote and advance the interest of the Company and its shareholders by strengthening the mutuality of interests between the executive officers of the Company and the Company's shareholders. Since executive incentive compensation is based on shares of Common Stock, the value of those awards to executive officers increases as the value of the Common Stock increases. During the 2001 fiscal year, discretionary option grants were made to the Chief Executive Officer, Chief Financial Officer, the Chief Operating Officer and the Vice President of Sales.

           Benefits. The Company's policy is to provide an attractive benefit package to all employees. Executive officers of the Company are generally eligible to participate, on the terms and conditions applicable to all eligible employees of the Company, in the Merit Medical Systems 401(k) Profit Sharing Plan, a contributory savings and profit sharing plan for all Company employees over the age of 21. Certain executive officers may elect to defer certain awards or compensation under the Company's employee benefit plans.

                        EXECUTIVE COMPENSATION COMMITTEE

                            James J. Ellis, Chairman
                               Richard W. Edelman
                                   Rex C. Bean

Report of the Audit Committee.

         The Audit Committee met once during the 2001 year, to review the annual financial statements of the Company for the year ended December 31, 2001, and all members attended. Additionally, Rex Bean, as chairman, met with the Company's independent auditors and management to review the financial information included in each 10-Q report of the Company prior to filing. The functions of the Audit Committee are: (i) to review and approve the selection of, and all services performed by, the Company's independent auditor; (ii) to review the Company's internal controls; and (iii) to review, act and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. All members of the Audit Committee are independent as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers listing standards.

         Management is responsible for Merit's internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of Merit's financial statements in accordance with the generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on their audit. The audit committee reviews these processes on behalf of the Board of Directors. In this context, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with Merit's management and its independent auditors.

         The Committee also has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

         The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described below under the captions Proposal No. 2 Ratification of Selection of Auditor, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

         Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Merit's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                    Rex Bean, Chairman
                                    James J. Ellis
                                    Richard W. Edelman

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth information as of April 19, 2002, with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each named executive officer and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. Percentages are based on 13,523,977 shares outstanding.


                                                                                     Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------
                                                                                        Number of     Percentage
                                                                                         Shares       Of Class
----------------------------------------------------------------------------------------------------------------------

Principal Shareholders

Fred P. Lampropoulos (1)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .      989,410        7.2
    Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, Utah

Navellier & Associates, Inc.(3) . . . . . . . . . . . . . . . . . . . . . . . . . .       904,253        7.0
    One East Liberty, Third Floor, Reno, Nevada

Officers and Directors

Fred P. Lampropoulos . . . . . . . . . . . . . . . . (see above). . . . .

Kent W. Stanger C.P.A(1)(2)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .      541,996        4.0

Rex C. Bean (2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      414,786        3.1

James J. Ellis(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74,063          *

Michael E. Stillabower M.D. (2). . . . . . . . . . . . . . . . . . . . . . . . . . .       51,563          *

Richard W. Edelman(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23,438          *

B. Leigh Weintraud(1)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,008          *

Brian L. Ferrand(1)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15,250          *

All officers and directors as a group (8 persons)                                       2,130,514       15.1%
----------------------

* Represents holdings of less than 1%

(1) The computations above include the following share amounts which are held in the Company's 401(k) Profit Sharing Plan on behalf of participants thereunder: Fred P. Lampropoulos, 29,618; shares; Kent W. Stanger, 25,602 shares; B. Leigh Weintraub, 3,555 shares; Brian L. Ferrand, 4,313 shares; and all officers and directors as a group, 63,088 shares.
                                       10

(2) The computations above include the following share amounts which are subject to options exercisable within 60 days, none of which have been exercised: Fred P. Lampropoulos, 300,782 shares; Kent W. Stanger, 121,485 shares; Rex C. Bean, 50,782 shares; James J. Ellis 37,500 shares; Michael
       E. Stillabower M.D, 39,063 shares; Richard W. Edelman, 23,438 shares; B. Leigh Weintraub, 12,580 shares; Brian L. Ferrand, 10,937 shares; and all officers and directors as a group, 596,567 shares.

(3)    Based on a Schedule 13F dated December 31, 2001.

(4) The computations above include the following share amounts which are held in the Company's Highly Compensated Deferred Compensation Plan on behalf of participants thereunder: Kent W. Stanger, 2,906 shares.

                Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                           Merit Medical Systems, Inc.

     Prepared by the Center for Research in Security Prices
     Produced on 04/04/2002 including data to 12/31/2001

     Company Index: CUSIP      Ticker   Class     Sic     Exchange

                    58988910    MMSI              3840    NASDAQ

                    Fiscal Year-end is 12/31/2001

     Market Index:  Nasdaq Stock Market (US Companies)


     Peer Index:    NASDAQ Stocks (SIC 3840-3849 US Companies)

                    Surgical, Medical, and Dental Instruments and Supplies

                 Date         Company Index   Market Index   Peer Index

               12/31/1996        100.000        100.000        100.000
               01/31/1997        117.647        107.092        103.285
               02/28/1997        104.412        101.169        101.987
               03/31/1997         92.647         94.573         93.018
               04/30/1997         91.176         97.519         90.469
               05/30/1997         86.765        108.560        100.014
               06/30/1997         77.941        111.901        101.343
               07/31/1997         83.824        123.689        108.263
               08/29/1997         78.676        123.502        108.588
               09/30/1997         83.824        130.814        119.678
               10/31/1997         85.294        124.005        117.108
               11/28/1997         76.471        124.661        114.748
               12/31/1997         73.529        122.482        113.672
               01/30/1998         66.912        126.367        116.068
               02/27/1998         76.471        138.236        123.659
               03/31/1998         73.529        143.347        124.691
               04/30/1998         96.324        145.770        124.786
               05/29/1998         88.235        137.677        118.439
               06/30/1998        104.412        147.299        117.846
               07/31/1998         94.118        145.575        114.614
               08/31/1998         75.735        116.711         93.071
               09/30/1998         70.588        132.904        103.988
               10/30/1998         63.235        138.744        103.700
               11/30/1998         63.971        152.846        117.998
               12/31/1998         77.941        172.704        126.425
               01/29/1999         69.118        197.770        132.714
               02/26/1999         64.706        180.059        123.116
               03/31/1999         67.647        193.681        133.707

                                                                  Copyright 2002

                Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                           Merit Medical Systems, Inc.

     Prepared by the Center for Research in Security Prices
     Produced on 04/04/2002 including data to 12/31/2001

                 Date       Company Index   Market Index   Peer Index

               04/30/1999         60.294        199.921        144.953
               05/28/1999         67.647        194.381        145.171
               06/30/1999         58.640        211.820        157.814
               07/30/1999         61.765        208.002        162.801
               08/31/1999         76.471        216.796        158.494
               09/30/1999         71.324        217.093        149.282
               10/29/1999         73.529        234.494        140.818
               11/30/1999         76.471        263.020        152.565
               12/31/1999         85.294        320.874        152.092
               01/31/2000         86.765        309.026        153.605
               02/29/2000         94.118        367.819        177.153
               03/31/2000        116.176        360.229        176.707
               04/28/2000         55.882        302.987        161.667
               05/31/2000         57.353        266.437        162.863
               06/30/2000         76.471        313.223        177.838
               07/31/2000         68.382        296.246        177.870
               08/31/2000         68.382        331.264        200.447
               09/29/2000         74.265        288.227        201.190
               10/31/2000         73.897        264.558        185.497
               11/30/2000         68.382        203.826        159.711
               12/29/2000         66.176        193.001        158.235
               01/31/2001         69.853        216.413        153.138
               02/28/2001         66.176        167.548        146.703
               03/30/2001         72.794        144.070        133.809
               04/30/2001         82.353        165.563        147.931
               05/31/2001         91.176        165.365        160.672
               06/29/2001        105.882        169.804        170.784
               07/31/2001        148.235        159.001        169.574
               08/31/2001        232.059        141.677        161.221
               09/28/2001        279.412        117.806        150.939
               10/31/2001        224.853        132.918        158.310
               11/30/2001        215.735        151.838        159.948
               12/31/2001        274.706        153.146        172.726

          The index level for all series was set to 100.0 on 12/31/1996

                                                                  Copyright 2002

              PROPOSAL NO. 2  RATIFICATION OF SELECTION OF AUDITOR

     The Audit Committee has recommended, and the Board of Directors has selected, the firm of Deloitte & Touche, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, subject to ratification by the shareholders. Deloitte & Touche has acted as independent auditor for the Company since 1987. The Board of Directors anticipates that one or more representatives of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche as the Company's independent auditor.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $108,000.

Financial Information Systems Design and Implementation Fees

There were no services provided by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by Deloitte for all other non-audit services, for the fiscal services year ended December 31, 2001, were approximately $90,000.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that it is.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

     Proposals which shareholders intend to present at the Annual Meeting of Shareholders to be held in calendar year 2003 must be received by Kent W. Stanger, Chief Financial Officer, Secretary and Treasurer of the Company, at the Company's executive offices (1600 West Merit Parkway, South Jordan, Utah 84095) no later than December 31, 2002.

                             ADDITIONAL INFORMATION

     The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2001 annual report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Kent W. Stanger, Chief Financial Officer, Secretary and Treasurer of the Company, at the address indicated above.

                                      PROXY

                           MERIT MEDICAL SYSTEMS, INC.

                             1600 West Merit Parkway

                            South Jordan, Utah 84095

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Fred P. Lampropoulos and Kent W. Stanger, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Merit Medical Systems, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 18, 2002, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company on May 23, 2002, at 3:00 P.M. local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. Election of two Directors, each to serve for a term of three years or until their respective successors shall have been duly elected and qualified.

 [ ]     FOR all nominees listed below (except as marked to the contrary).
 [ ]     WITHHOLD AUTHORITY to vote for all nominees listed below.
        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

              REX C. BEAN               RICHARD W. EDELMAN

2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as the independent auditor of the Company.[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders at the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE INDEPENDENT AUDITOR OF THE COMPANY AND AT THE DESCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SHAREHOLDERS AT THE ANNUAL MEETING.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:                   2002
       -----------------         --------------------------------------------
                                 Signature

                                 --------------------------------------------
                                 Signature if held jointly

     (Please sign above as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)